UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 28, 2007

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

0-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

                          2450 First Avenue
                          P. O. Box 2968
                          Huntington, West Virginia                                                                                                                               25728

                          (Address of Principal Executive Offices)                                                                                                      (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Other Events
Item 1.01 Entry into a Material Definitive Agreement

On June 28, 2007, Champion Industries, Inc. ("Champion") signed a definitive asset purchase agreement (the "Purchase Agreement") to acquire The Herald-Dispatch daily newspaper published in Huntington West Virginia, from GateHouse Media, Inc.("Gatehouse") for a purchase price of $77 million subject to adjustment as set forth in the purchase agreement. The parties to the agreement are Champion and a wholly owned subsidiary as purchaser and GateHouse Media, Inc., and GateHouse Media West Virginia Holdings, Inc. as sellers. The transaction is expected to close during the Company's fourth quarter, is subject to regulatory approval and customary closing conditions and is subject to a breakup fee of 10% of the purchase price. Champion intends to finance the acquisition with debt. On June 28, 2007 Champion issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing the signing of the Purchase Agreement.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated June 28, 2007

2

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized

CHAMPION INDUSTRIES, INC. (Registrant)
Date: June 28, 2007
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release dated June 28, 2007 captioned "CHAMPION TO ACQUIRE THE HERALD-DISPATCH FROM GATEHOUSE MEDIA, INC.".